Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated November 30, 2015, relating to the consolidated financial statements of Dominovas Energy Corporation for the years ended August 31, 2015 and 2014; and to the reference to our firm under the caption "Experts" in the related Prospectus of Dominovas Energy Corporation, for the registration of up to 35,000,000 shares of its common stock.

/s/ “DMCL”
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants
Vancouver, Canada
December 18, 2015